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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of MarkWest Energy Partners, L.P. of (i) our report dated April 15, 2005 relating to the financial statements of Javelina Company, which appears in the Current Report on Form 8-K/A (Amendment No. 1) of MarkWest Energy Partners, L.P. dated November 1, 2005, (ii) our report dated March 29, 2005 relating to the financial statements of Starfish Pipeline Company, LLC, which appears in the Current Report on Form 8-K/A (Amendment No. 1) of MarkWest Energy Partners, L.P. dated March 31, 2005, and (iii) our report dated March 27, 2006 relating to the financial statements of Starfish Pipeline Company, LLC, which appears in MarkWest Energy Partners, L.P.'s Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2005.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas
April 18, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM